Exhibit 10.3

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LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of December 16, 2016 (“Effective Date”), by and between Portola Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 270 East Grand Avenue, Suite 22, South San Francisco, CA 94080, USA (“Portola”), and Dermavant Sciences GmbH, a corporation organized and existing under the laws of Switzerland, having its principal place of business at c/o Vischer AG, Aeschenvotstadt 4, CH-4010 Basel, Switzerland (“Dermavant”). Dermavant and Portola are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Portola, a biopharmaceutical company, is developing a proprietary dual Syk-JAK inhibitor, cerdulatinib, for the treatment of certain diseases that involve Syk-BCR signaling and cytokine-JAK signaling, and owns and/or controls certain patent, know-how and other intellectual property rights relating thereto;

WHEREAS, Dermavant wishes to obtain from Portola an exclusive worldwide license to develop and, if successful, commercialize cerdulatinib in topical formulation for all indications (excluding oncology), and Portola is willing to grant such license to Dermavant, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, Dermavant and Portola hereby agree as follows.

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Action” has the meaning set forth in Section 9.4(b).

1.2 “Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.3 “Affiliate” means, with respect to a Party, any person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” means direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

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1.4 “Alliance Manager” has the meaning set forth in Section 3.1.

1.5 “Astellas” means Astellas Pharma Inc.

1.6 “Astellas Agreement” means that certain Second Amended and Restated License Agreement between Portola and Astellas, dated December 20, 2010.

1.7 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8 “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

1.9 “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.10 “Combination Product” shall mean a Product which includes one or more active ingredient(s) other than the Licensed Compound, in combination with the Licensed Compound. All references to Product in this Agreement shall be deemed to include Combination Product, except: (a) as provided in the definition of Net Sales; and (b) Portola shall not be deemed to have granted to Dermavant a license to any proprietary active ingredient of Portola that is not a Licensed Compound by reason of its inclusion in a Combination Product.

1.11 “Combined Syk/JAK Inhibitor” means any pharmaceutical agent (and any prodrug, salt and metabolite thereof) that: (a) inhibits the signaling activity of both Syk and JAK; and (b) meets the criteria set forth in Exhibit C.

1.12 “Commercialization” and “Commercialize” means all activities directed to the marketing, distributing, detailing or selling a Product (as well as use, importing and exporting activities in connection therewith), including all activities directed to obtaining pricing approvals.

1.13 “Commercially Reasonable Efforts” means: (a) where applied to carrying out specific tasks and obligations under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as a company in the pharmaceutical industry of similar size and having similar resources would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to Development or Commercialization of the Licensed Compound or Products, the use of reasonable, diligent, good faith efforts and resources, in an active and ongoing program, as commonly used by a company in the pharmaceutical industry of similar size and having similar resources using its reasonable best practices for a product discovered or identified internally by such company, which product is at a similar stage in its development or product life and is of similar market potential. Commercially Reasonable Efforts requires that a Party, at a minimum, assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and allocate resources designed to meet such goals and objectives.

1.14 “Competing Program” has the meaning set forth in Section 2.5.

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1.15 “Confidential Information” means all proprietary Know-How, unpublished patent applications and other information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

1.16 “Confidentiality Agreement” has the meaning set forth in Section 14.7.

1.17 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense under such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.18 “Dermavant Indemnitees” has the meaning set forth in Section 13.1.

1.19 “Dermavant Know-How” means any Know-How Controlled by Dermavant or any of its Affiliates (subject to Section 14.2) as of the Effective Date or thereafter during the Term that is necessary or reasonably useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and/or Products in the Licensed Field and/or Retained Field in the Territory, but excluding Joint Inventions.

1.20 “Dermavant Patents” means any Patent Rights Controlled by Dermavant or any of its Affiliates (subject to Section 14.2) as of the Effective Date or thereafter during the Term that are necessary or reasonably useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and/or Products in the Licensed Field and/or Retained Field in the Territory, but excluding any Joint Patents.

1.21 “Dermavant Technology” means Dermavant Know-How and Dermavant Patents.

1.22 “Dermavant Withholding Tax Action” has the meaning set forth in Section 8.10(b).

1.23 “Develop” or “Development” means the research and development activities for the Licensed Compound or Products, including, without limitation, preclinical and clinical activities and studies designed to obtain any Regulatory Approval of such Product, manufacturing development, toxicology studies, distribution of Licensed Compound and Products for use in clinical trials, including placebos and comparators as the case may be, statistical analysis, the preparation, filing and prosecution of NDAs and MAAs, and all regulatory affairs related to the foregoing.

1.24 “Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly.

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1.25 “EMA” means the European Medicines Agency or any successor entity thereto.

1.26 “Excluded Claims” has the meaning set forth in Section 14.6(g).

1.27 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.28 “First Commercial Sale” means, with respect to any Product, the first sale to an unrelated Third Party in a bona fide arms-length transaction for distribution, use or consumption of any such Product in a country after the applicable Regulatory Approval has been obtained for such Product in such country, excluding compassionate use and/or named patient arrangement.

1.29 “Fiscal Year” means the period of twelve (12) beginning on April 1 of a Calendar Year and ending on March 31 of the following Calendar Year.

1.30 “GAAP” means the then-current Generally Accepted Accounting Principles or International Financial Reporting Standards (IFRS), whichever is adopted as the standard financial accounting guideline in the United States for public companies.

1.31 “Generic Competition” means, on a Product-by-Product and country by country basis, that the following conditions are met: (a) one or more Third Parties is selling a Generic Product in a country during a Calendar Quarter, and (y) the unit volume of such Generic Products sold in such country by the Third Party(ies) in such Calendar Quarter is at least [***] of the unit volume of Products sold in that country by Dermavant, its Affiliates and sublicensees. Unless otherwise agreed by the Parties, the unit volumes of each Generic Product sold during a Calendar Quarter shall be deemed to be the volume of sales of the Generic Product in such country in that Calendar Quarter as reported by IMS Health or any other independent sales auditing firm reasonably agreed upon by the Parties.

1.32 “Generic Product(s)” means, with respect to a particular Product, any pharmaceutical product that meets all of the following conditions: (a) it is sold by a Third Party that is not a sublicensee of Dermavant or its Affiliates and did not obtain such product in a chain of distribution that includes any of Dermavant, its Affiliates or sublicensees; (b) it contains the same Licensed Compound as an Active Ingredient and is a topical application; and (c) (i) for purposes of the United States, it is approved in reliance on the prior approval of such Product as determined by the FDA, or (ii) for purposes of a country outside the United States, it is approved in reliance on the prior approval of a Product as determined by the applicable Regulatory Authority. Any Product licensed or produced by Dermavant (e.g. an authorized generic product) will not constitute a Generic Product.

1.33 “IND” means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.34 “Indemnified Party” has the meaning set forth in Section 13.3.

1.35 “Indemnifying Party” has the meaning set forth in Section 13.3.

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1.36 “Indication” means any specific disease or medical condition that a Product is intended to treat, prevent, cure, or ameliorate.

1.37 “Initiation” of a clinical trial means the dosing of the first study subject in such clinical trial.

1.38 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is developed, discovered, made, generated, conceived, and/or reduced to practice as a result of a Party (including its Affiliates, sublicensees and their respective subcontractors) carrying out its obligations under this Agreement, whether or not patentable.

1.39 “[***]” has the meaning set forth in Section 14.6(b).

1.40 “Joint Inventions” has the meaning set forth in Section 9.1.

1.41 “Joint Patents” has the meaning set forth in Section 9.1.

1.42 “Know-How” means any information and materials, including but not limited to, discoveries, improvements, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, but excluding any Patent Rights.

1.43 “Licensed Compound” means (a) Portola’s proprietary dual Syk-JAK inhibitor cerdulatinib, the chemical structure of which is set forth in Exhibit A, and (b) any backup compounds listed in Exhibit A or otherwise agreed to by the Parties, in each case of (a) and (b) including salt form, base form, pro-drug, ester, ether, isomer, metabolite, crystalline polymorph, and hydrate of solvate thereof.

1.44 “Licensed Field” means the treatment of all Indications through topical application of the Product to the skin other than oncology Indications.

1.45 “Manufacturing Cost” means, with respect to the Licensed Compound supplied by Portola to Dermavant under Section 6.1(a) of this Agreement:

(a) if such Licensed Compound is manufactured by Portola’s Third Party contract manufacturer, (i) Portola’s actual Third Party cost (expressed on a per unit manufactured basis) of manufacturing, processing, testing, and packaging such Licensed Compound, and (ii) any reasonable costs incurred by Portola for manufacturing oversight and quality assurance with respect to such Licensed Compound; and

(b) if such Licensed Compound is manufactured by Portola itself, the actual, fully-burdened cost of manufacturing, processing, testing, and packaging such Licensed Compound, including without limitation raw materials, direct labor and benefits, and the proportionate share of indirect manufacturing costs. For clarity, such fully-burdened cost shall be calculated in accordance with GAAP.

1.46 “Manufacturing Transfer Period” has the meaning set forth in Section 6.2(a).

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1.47 “Marketing Authorization Application” or “MAA” means an application for the authorization to market a Product in any country or jurisdiction outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of a given country or jurisdiction.

1.48 “NDA” means a New Drug Application, Marketing Application Authorization or similar application or submission for Regulatory Approval of a Product filed with a Regulatory Authority to obtain marketing approval for a pharmaceutical product in that country or jurisdiction.

1.49 “Net Sales” means, with respect to any Product, the gross amount invoiced by Dermavant or its Affiliates or sublicensees for the sale of such Product in a bona fide arms-length transaction, less the following deductions from such sales to the extent allocable to such Product:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

Gross invoice price of Product sold and the deductions allowed in subsections (a)-(d) above shall be calculated in accordance with GAAP.

In the case of any sale or other disposal of a Product between or among Dermavant, its Affiliates and sublicensees for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arms-length sale thereafter to an unrelated Third Party. Any nominal consideration received in exchange for the transfer of Products for use in clinical trials, sampling or promotional use, in each case at or below cost, shall not be calculated as Net Sales.

In the case of any sale or other disposal for value, such as barter or counter-trade, of any Product, or part thereof, other than in an arms-length transaction exclusively for money, in addition to the inclusion of any such cash consideration in the calculation of Net Sales, Net Sales shall be calculated on the value of the non-cash consideration received or the fair market price (if higher) of the Products in the country of the sale or disposal.

With respect to sales of Combination Products, Net Sales for any such Combination Product in a particular country in the applicable Calendar Quarter shall be calculated as follows:

(i) [***]

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(ii) [***]

(iii) [***]

(iv) [***]

1.50 “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.51 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.52 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.6.

1.53 “Phase I Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 CFR 312.21(a) (or foreign equivalent).

1.54 “Phase II Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 CFR 312.21(b) (or foreign equivalent).

1.55 “Phase III Clinical Trial” means a large, controlled human clinical trial that would satisfy the requirements of 21 CFR 312.21(c) (or foreign equivalent).

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1.56 “Portola Indemnitees” has the meaning set forth in Section 13.2.

1.57 “Portola Know-How” means any Know-How Controlled by Portola or any of its Affiliates (subject to Section 14.2) as of the Effective Date or thereafter during the Term that is necessary or reasonably useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and/or Products in the Licensed Field in the Territory, but excluding any Joint Inventions.

1.58 “Portola Manufacturing Know-How” has the meaning set forth in Section 6.2(a).

1.59 “Portola Patents” means the Patent Rights identified in Exhibit B to this Agreement, and, any other Patent Rights Controlled by Portola or any of its Affiliates (subject to Section 14.2) as of the Effective Date or thereafter during the Term that are necessary or reasonably useful to research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and/or Products in the Licensed Field in the Territory, but excluding any Joint Patents.

1.60 “Portola Technology” means the Portola Know-How and Portola Patents.

1.61 “Product” means any pharmaceutical product that includes the Licensed Compound as the Active Ingredient in a topical formulation for application to the skin.

1.62 “Product Infringement” has the meaning set forth in Section 9.4(a).

1.63 “Product Marks” has the meaning set forth in Section 9.7.

1.64 “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, all approvals, registrations, licenses or authorizations from the relevant Regulatory Authority in a country or jurisdiction that is specific to a Product and necessary to market and sell such Product in such country or jurisdiction.

1.65 “Regulatory Authority” means any applicable government regulatory agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

1.66 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than a Patent Right) conferred by any governmental authority with respect to a Product in a country or jurisdiction in the Territory, including data exclusivity, new chemical exclusivity, orphan drug exclusivity, pediatric exclusivity, rights conferred in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.

1.67 “Regulatory Filings” means, with respect to the Licensed Compound or Products, any submission to a Regulatory Authority of any appropriate regulatory application specific to the Licensed Compound or Products, and shall include, without limitation, any submission to a regulatory advisory board and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, MAA or the corresponding application in any other country or jurisdiction.

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1.68 “Remainder” has the meaning set forth in Section 9.4(f).

1.69 “Remedial Action” has the meaning set forth in Section 5.7.

1.70 “Retained Field” means all uses excluding the Licensed Field.

1.71 “Roivant” means Roivant Sciences GmbH.

1.72 “Royalty Term” has the meaning set forth in Section 8.4(b).

1.73 “Term” has the meaning set forth in Section 11.1.

1.74 “Territory” means all of the countries in the world, and their territories and possessions.

1.75 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.76 “United States” or “US” means the United States of America, including its territories and possessions.

1.77 “Upfront Payment” has the meaning set forth in Section 8.6.

1.78 “Valid Claim” means, with respect to any country, a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) or a pending (no more than [***]) patent application included within Portola Patents, Joint Patents or Dermavant Patents, which claim has not been revoked, held invalid, unpatentable, or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid, unpatentable, or unenforceable through reissue, re- examination or disclaimer or otherwise; provided, however, that if a patent application pending more than [***] later issues, such claims shall be considered Valid Claims as of the date on which such claims were pending for [***] and Portola’s rights to any payments by reason of any such claim shall accrue without any interruption (including, if applicable, retroactively during the period of time between (a) the date on which such claim was pending for [***] and (b) the date such claim issues.

1.79 Interpretation. In this Agreement, unless otherwise specified:

(a) “includes” and “including” shall mean respectively includes and including without limitation;

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

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(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSE

2.1 Licenses to Dermavant.

(a) License Grant. Subject to the terms and conditions of this Agreement (including Section 2.1(c)), Portola hereby grants to Dermavant an exclusive, sublicenseable (solely as provided in Section 2.1(b)) and royalty bearing license under the Portola Technology and Portola’s interest in the Joint Inventions and Joint Patents to research, Develop, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize the Licensed Compound and Products in the Licensed Field in the Territory, and to make and have made the Licensed Compound and Product for use in the Licensed Field in the Territory. For avoidance of doubt, the licenses granted to Dermavant under this Agreement shall not include any rights for Dermavant to research, develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize any other proprietary compound of Portola (including any proprietary compound which Portola licenses to a Third Party) that is not the Licensed Compound, either as a single agent product or as an Active Ingredient in a combination product.

(b) Sublicense Rights. Subject to the terms and conditions of this Agreement, Dermavant shall have the right to grant sublicenses of the license granted to it under Section 2.1(a) to its Affiliates, subcontractors and other Third Parties. Each sublicense granted by Dermavant shall be consistent with the terms and conditions of this Agreement, shall require such sublicensee to assign to Dermavant all of such sublicensee’s right, title and interest in any Inventions developed, discovered, made, generated, conceived, and/or reduced to practice by such sublicensee. Dermavant shall be solely responsible for all of its sublicensees’ activities, including any and all failures by its sublicensees to comply with the applicable terms and conditions of this Agreement. Within [***] after the grant of a sublicense, Dermavant shall notify Portola and shall provide Portola with a copy of the sublicense agreement (which may be redacted to remove sensitive commercial terms not necessary for Portola to confirm the sublicense’s compliance with the requirements of this Agreement). Dermavant may further grant any sublicensee the right to grant further sublicenses provided that any further sublicenses will be subject to all requirements of this Section 2.1(b) and Dermavant shall be solely responsible for such further sublicensees’ activities, including any and all failures by its sublicensees to comply with the applicable terms and conditions of this Agreement.

(c) Portola’s Retained Rights. Portola and its Affiliates retain the right under the Portola Technology and Portola’s interest in the Joint Inventions and Joint Patents: (i) to exercise its rights and perform its obligations under this Agreement; (ii) for any purpose outside the scope of the license granted to Dermavant under Section 2.1(a), including to develop, make, have made, use, sell, offer for sale and import Licensed Compound and Products in the Retained Field (but subject to Sections 2.4 and 2.6).

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2.2 License to Portola. Subject to the terms and conditions of this Agreement, Dermavant hereby grants to Portola: (a) a non-exclusive, non-sublicenseable (but with the right to subcontract) license under the Dermavant Technology for the sole purpose of performing Portola’s obligations and exercising Portola’s rights under this Agreement; and (b) a non- exclusive, royalty free, fully paid-up, worldwide perpetual and irrevocable license under the Dermavant Technology and Dermavant’s interest in the Joint Inventions and Joint Patents to research, develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and pharmaceutical products (other than Products) containing the Licensed Compound in the Retained Field, provided that Dermavant shall not, by itself or through any of its Affiliates or any Third Party, practice, exploit or grant any license under any Dermavant Technology or Dermavant’s interest in the Joint Inventions and Joint Patents to research, develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and pharmaceutical products (other than Products) containing the Licensed Compound in the Retained Field. The license granted in (b) shall be sublicensable by Portola provided that such license rights are sublicensed together with rights to use the Portola Technology to research, develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and pharmaceutical products (other than Products) containing the Licensed Compound in the Retained Field.

2.3 No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Patent Rights, trademarks or other intellectual property rights owned or controlled by the other Party. For clarity, the license granted to Dermavant under any particular Portola Patent or Portola Know-How shall be exclusive as to any Third Party only to the extent Portola Controls the exclusive rights to such Portola Patent or Portola Know-How. Dermavant shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Portola Technology outside the scope of the license granted to it under Section 2.1(a).

2.4 [***]. During the Term of this Agreement, Portola shall not develop or grant a license to any Third Party to develop and commercialize any Product for [***]. Upon Dermavant’s request, Portola shall discuss and negotiate with Dermavant the terms and conditions to expand Dermavant’s license hereunder to include [***]. For clarity, subject to Section 2.6, nothing herein shall restrict or limit Portola’s right to grant any license to a Third Party for the development and commercialization of any [***] by Portola itself or through its Affiliates.

2.5 Exclusivity. During the Term of this Agreement, neither Party (including its Affiliates to whom such Party has granted a sublicense under this Agreement) shall conduct, itself or through a Third Party, enable or facilitate a Third Party to conduct any research, development, promotion or commercialization of any product comprising a Combined Syk/JAK Inhibitor for topical administration to the skin other than the Products pursuant to this Agreement

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(a “Competing Program”). For clarity, the exclusivity obligations set forth herein do not apply to a Party’s Affiliate, provided that such Affiliate: (a) does not have a sublicense under this Agreement; (b) conducts the Competing Program independent of the Parties’ activities under this Agreement; and (c) does not use any Portola Technology, Dermavant Technology or Joint Inventions in the conduct of such Competing Program. Furthermore, in the event that a Party is acquired by or merges or consolidates with a Third Party after the Effective Date and, as a result of such acquisition, merger or consolidation, such Third Party becomes a party to this Agreement, then the exclusivity obligations set forth herein shall not apply to such Third Party, provided that it conducts the Competing Program independent of the activities under this Agreement and does not use any Portola Technology, Dermavant Technology or Joint Inventions in the conduct of such Competing Program.

2.6 [***]. Should Portola: (a) determine that it no longer intends to pursue development of [***] the Licensed Compound, or (b) receive a bona fide term sheet from a Third Party for a license to develop and commercialize [***] of the Licensed Compound, Portola will promptly provide written notice to Roivant. Within [***] after the date of such notice, Roivant shall submit to Portola a non-binding term sheet for rights to develop [***] of the Licensed Compound. Portola shall consider Roivant’s term sheet in good faith and will not grant to any Third Party the right to develop and commercialize the Licensed Compound [***] within the [***] period after providing Roivant with the initial written notice. In addition, during the Term, Portola will not pursue clinical development and commercialization of the Licensed Product as a [***], provided, however, that this limitation will expire upon a change of control of Portola, and will not extend to Portola’s licensees and sublicensees. If Portola decides to out-license the development and commercialization right of the Licensed Product as a [***], Portola shall notify Roivant, and if, within [***] after the date of such notice, Roivant notifies Portola in writing that it is interested in obtaining such rights, then Portola shall negotiate in good faith with Roivant for a period up to [***] the terms and conditions of a definitive agreement pursuant to which Portola will grant such rights to Roivant. [***].

ARTICLE 3

GOVERNANCE

3.1 Alliance Managers. Within [***] following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical development and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the contact point between the Parties for the purpose of providing Portola with information on the progress of Dermavant’s Development and Commercialization of the Licensed Compound and Products and will be primarily responsible for: facilitating the flow of information and otherwise promoting communication, coordination and collaboration between

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the Parties; providing single point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external corporate communications; and raising cross-Party and/or cross-functional disputes in a timely manner. Without limiting the foregoing, Dermavant’s Alliance Manager shall ensure that the Development reports and Commercialization reports are timely prepared and delivered to Portola as required by Sections 4.5 and 7.3, and that Dermavant’s team promptly responds to Portola’s questions and request for additional information regarding such reports. Each Party may replace its Alliance Manager on written notice to the other Party.

3.2 Dermavant Authority. Subject to the terms and conditions of this Agreement, Dermavant shall have the sole authority to set the strategic direction of the Development, manufacturing, regulatory strategy, and Commercialization (including the strategy related to any Development or Commercialization partner) of the Licensed Compound and Products in the Licensed Field in the Territory (with an initial focus on achieving Regulatory Approval in the US), subject to the rest of this Section 3.2. Dermavant shall keep Portola informed of any material decisions regarding the Development and Commercialization of the Licensed Compound and Product in the Licensed Field, and if Portola believes that a decision by Dermavant on a particular matter is reasonably expected to have material adverse effect on the development, regulatory status and commercialization of the Licensed Compound in the Retained Field, then upon Portola’s request, the Parties shall promptly discuss such matter in good faith within [***] of such request. If after good faith discussions, the Parties cannot reach agreement regarding Portola’s concerns, then the Parties will utilize the dispute resolution mechanisms of Section 14.6 to resolve such concerns.

3.3 Coordination. In the event that a Party reasonably believes that it is necessary or useful for the Parties to coordinate their development, regulatory and/or commercialization activities for the Licensed Compound and Product across their respective fields and the other Party consents, such consent not to be unreasonably withheld, the Parties shall establish a joint committee (or other governance structure) composed of senior management from both Parties to discuss and coordinate the Parties’ activities for the Licensed Compound and Products.

ARTICLE 4

DEVELOPMENT

4.1 General. Subject to the terms and conditions of this Agreement, Dermavant shall be solely responsible for the Development of the Licensed Compound and Products in the Licensed Field in the Territory, including the performance of preclinical and clinical studies of the Licensed Compound and Products in the Licensed Field and the manufacture and supply of Licensed Compound and Products for use in such Development work. Within [***] after the Effective Date, Dermavant shall provide Portola with an outline of its planned pre-clinical Development work (up to IND filing) for the Licensed Compound and Products in the Licensed Field, including an estimated timeline of such Development work. Within [***] after the filing of the first IND for the Product, Dermavant shall provide Portola with an outline of its planned clinical Development work for the Licensed Compound and Products in the Licensed Field, including an estimated timeline of such Development work. Dermavant shall also provide Portola with periodic updates (at least [***]) to its pre-clinical and clinical Development plans for the Licensed Compound and Products.

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4.2 Dermavant shall use Commercially Reasonable Efforts to Develop the Licensed Compound and Products in the Licensed Field in the Territory. Without limiting the foregoing, Dermavant shall [***]. Notwithstanding the above, if Dermavant is unable to meet the deadlines in (a) or (b) above due to events outside of Dermavant’s reasonable control, such deadline(s) shall be extended by [***] so long as Dermavant is (at the time of such extension) and continues to be (during the extension period) carrying out an active and ongoing development program for the Product in the Licensed Field; provided further that such extension shall not be exercised more than twice (for a total of [***]) under this Agreement.

4.3 Development Costs. As between the Parties, Dermavant shall be solely responsible for the cost of the Development of the Licensed Compound and Product in the Licensed Field in the Territory.

4.4 Development Records. Dermavant shall use reasonable efforts to maintain complete, current and accurate records of all Development activities conducted by or on behalf of Dermavant, its Affiliates and sublicensees for the Licensed Compound and Product in the Licensed Field, and all data and other information resulting from such activities. Such records shall properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Dermavant shall document all non-clinical studies and clinical trials in formal written study records according to applicable laws, including applicable national and international guidelines such as the International Conference on Harmonization, Good Clinical Practice and Good Laboratory Practice. Portola shall have the right to review and copy such records upon reasonable advance notice and to obtain access to the original records to the extent necessary or useful for regulatory and patent purposes.

4.5 Development Reports. Dermavant shall keep Portola reasonably informed as to the progress and results of its and its Affiliates’ and sublicensees’ Development activities under this Agreement. Without limiting the foregoing, by [***] and [***] of each [***] beginning on [***], Dermavant shall provide Portola with a written report summarizing the Development activities performed in the preceding [***] and the results thereof. Such reports shall be at a level of detail reasonably requested by Portola and sufficient to enable Portola to determine Dermavant’s compliance with its diligence obligations under Section 4.2. Dermavant shall promptly respond to Portola’s reasonable questions or requests for additional information relating to the progress and results of its and its Affiliates’ and sublicensees’ Development activities under this Agreement. In addition, at Portola’s reasonable request at any time during the Term, Dermavant and Portola will meet to discuss the status of the Development activities within a reasonable time after Portola’s request. Such meeting may occur either in person, telephonically, or by video conference at the Parties’ discretion.

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4.6 Compliance. Dermavant agrees that in performing its obligations under this Agreement: (a) it shall comply with all applicable laws and regulations, including applicable national and international guidelines such as the International Conference on Harmonization, Good Clinical Practice and Good Laboratory Practice; and (b) it will not employ or engage any Person who has been debarred by any Regulatory Authority, or, to its knowledge, is the subject of debarment proceedings by a Regulatory Authority.

4.7 Subcontractor. Dermavant shall have the right to engage subcontractors for the performance of its obligations under the Agreement, and shall cause the subcontractor(s) engaged by it to be bound by written obligations of confidentiality and invention assignment consistent with those contained herein, and Dermavant shall remain primarily responsible for the performance of such subcontractor(s).

4.8 Transfer of Portola Know-How. In order to enable Dermavant to Develop the Licensed Compound and Products, Portola shall make available and transfer to Dermavant copies of the Portola Know-How licensed pursuant to Section 2.1 (other than Portola Manufacturing Know-How addressed in Section 6.2 below) within a mutually agreed upon period of time after the Effective Date. Portola will continue to disclose any new Portola Know- How developed during the Term no less frequently than [***].

ARTICLE 5

REGULATORY

5.1 Regulatory Responsibilities. Dermavant shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of the Licensed Compound and Products in the Licensed Field in the Territory. Dermavant shall keep Portola informed of regulatory developments related to the Licensed Compound and Products in the Licensed Field in the Territory. Upon request from Portola, the Parties shall discuss regulatory matters relating to the Licensed Compound and Products in the Licensed Field in the Territory and Dermavant will consider any comments from Portola concerning the regulatory plans and strategies, provided that, subject to Sections 3.2 and 3.3, Dermavant shall retain sole authority over such regulatory plans and strategies for the Product in the Licensed Field.

5.2 Regulatory Filings.

(a) Dermavant shall prepare and submit all Regulatory Filings for the Licensed Compound and Products in the Licensed Field in the Territory and shall own all Regulatory Filings and Regulatory Approvals for the Licensed Compound and Products in the Licensed Field in the Territory. Dermavant shall provide Portola with a draft of all regulatory materials for the Licensed Compound and/or Products to be submitted to the FDA, EMA and other Regulatory Authorities a reasonable time prior to submission for review and comment, and shall consider in good faith any comments received from Portola; provided, however, that Dermavant will retain final decision making authority with respect to all such regulatory materials. In addition, Dermavant shall provide Portola with copies of all major submissions and all material communications with any Regulatory Authorities regarding the Licensed Compound and/or Products promptly after submission or receipt.

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(b) Portola (or its sublicenses) shall prepare and submit all Regulatory Filings for the Licensed Compound and pharmaceutical products (other than Products) including the Licensed Compound in the Retained Field in the Territory and shall own all Regulatory Filings and Regulatory Approvals for the Licensed Compound and pharmaceutical products (other than Products) including the Licensed Compound in the Retained Field in the Territory. Portola shall provide Dermavant with a draft of all material regulatory materials for the Licensed Compound and/or Products to be submitted by Portola (but not its licensees or sublicensees unless Portola is permitted to do so) to the FDA, EMA and other Regulatory Authorities prior to submission for review and comment. In addition, Portola shall provide Dermavant with copies of all major submissions and all material communications with any Regulatory Authorities regarding the Licensed Compound and/or pharmaceutical products (other than Products) including the Licensed Compound promptly after submission or receipt.

(c) The first Party to prepare a NDA directed to the Licensed Compound or a pharmaceutical product including the Licensed Compound will be responsible for preparing the common technical document to be submitted with such NDA consistent with the provisions of Section 5.2(a) and (b) above and will make the common technical document available to the other Party for use in any NDA filed by the other Party. Thereafter, each Party shall be responsible for preparing their own common technical document.

5.3 Regulatory Meetings. Dermavant shall provide Portola with reasonable advance notice of any meeting or discussion with any Regulatory Authority related to the Licensed Compound and/or Product. Dermavant shall lead such meeting or discussion, provided that, unless prohibited by applicable laws, Portola shall have the right, but not the obligation, to attend and participate in any significant meeting or discussion that relates to the safety of the Licensed Compound or may impact the Licensed Compound in the Retained Field. Portola shall keep Dermavant informed of any significant meeting or discussion that involves any Product (and not just pharmaceutical products including the Licensed Compound that is not a Product), and shall provide Dermavant any notes or minutes of any such meetings to the extent it is permitted to do so.

5.4 Rights of Reference. Dermavant hereby grants Portola the right to use and reference all Regulatory Filings (including data contained therein) and Regulatory Approvals for the Licensed Compound and Products in the Licensed Field submitted by or on behalf of Dermavant, its Affiliates or sublicensees, [***]. Portola hereby grants Dermavant the right to use and reference all Regulatory Filings (including the data contained therein) and Regulatory Approvals for the Licensed Compound in the Retained Fields submitted by or on behalf of Portola, its Affiliates or sublicensees, [***].

5.5 Inspection. Dermavant shall promptly notify Portola of any inspections relating to the Development, manufacture and/or Commercialization of the Licensed Compound and Products in the Licensed Field by any Regulatory Authorities, including the FDA, of which it becomes aware. Unless prohibited by applicable laws, Dermavant shall permit Portola’s representative to observe such inspection. Dermavant shall also provide Portola with copies of all correspondences submitted to or received from the Regulatory Authority relating to such

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inspection. Portola shall promptly notify Dermavant of any inspection relating to the manufacture of the Licensed Compound supplied by Portola to Dermavant under Section 6.1(a) by any Regulatory Authorities, including the FDA, of which it becomes aware. Unless prohibited by applicable laws, Portola shall permit Dermavant’s representative to observe such inspection. Portola shall also provide Dermavant with copies of all correspondences submitted to or received from the Regulatory Authority relating to such inspection.

5.6 Pharmacovigilance. Before Dermavant initiates any clinical trial of the Licensed Compound and Products, the Parties shall define and finalize the actions that the Parties shall employ with respect to the Licensed Compound and Products to protect patients and promote their well-being in a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of the Licensed Compound and Products. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable laws and regulations. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates and sublicensees to comply with such obligations.

5.7 Remedial Actions. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that a Product or any other pharmaceutical product (other than a Product) including the Licensed Compound may be subject to any recall, corrective action or other regulatory action with respect to the Product taken by virtue of applicable laws (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Dermavant shall, and shall ensure that its Affiliates and sublicensees will, maintain adequate records to permit Dermavant to trace the manufacture, distribution and use of the Products. Dermavant shall have the sole discretion with respect to any matters relating to any Remedial Action with respect to any Product in the Licensed Field in the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action, provided that Dermavant shall notify Portola prior to making any public disclosure of a Remedial Action and shall keep Portola regularly informed regarding any such Remedial Action. [***]. Portola shall have the sole discretion with respect to any matters relating to any Remedial Action with respect to any Licensed Compound or pharmaceutical product (other than Products) including the Licensed Compound in the Retained Field in the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action, provided that Portola shall notify Dermavant prior to making any public disclosure of a Remedial Action and shall keep Dermavant regularly informed regarding any such Remedial Action. [***].

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ARTICLE 6

MANUFACTURING

6.1 Manufacture and Supply.

(a) During the first [***] after the Effective Date, as long as Portola (either by itself or through a contract manufacturer) is maintaining an active supply of the Licensed Compound as active pharmaceutical ingredient, Dermavant shall purchase from Portola, and Portola will manufacture and supply, all Licensed Compound required by Dermavant (and its Affiliates and sublicensees) for Development use (including formulation development) under this Agreement, at a transfer price equal to [***]. The Parties shall discuss and agree on the terms of a supply agreement that will include a reasonable forecast and ordering mechanism for the supply of the Licensed Compound (“Supply Agreement”). The Supply Agreement will also provide that if Portola is unable to deliver to Dermavant quantities of the Licensed Compound ordered pursuant to the Supply Agreement, Dermavant will have the right to terminate the Supply Agreement and contract with an alternative manufacturing source. Dermavant shall be responsible for the manufacture of the Products using the Licensed Compound supplied by Portola.

(b) Except for the supply of the Licensed Compound under Section 6.1(a), Dermavant shall be responsible for the manufacture and supply of the Licensed Compound and Products for use in the Development and Commercialization of Licensed Compound and Products in the Licensed Field in the Territory, at Dermavant’s own cost and expense.

6.2 Manufacturing Technology Transfer. In order to enable Dermavant to commence manufacture of the Licensed Compound, Portola shall perform technology transfer to Dermavant as set forth below:

(a) During a mutually agreed time period of no more than [***] (the “Manufacturing Transfer Period”), Portola shall make available and transfer to Dermavant copies of the Portola Know-How that are necessary or useful in the manufacture of Licensed Compound and as of such date are being used by Portola to manufacture Licensed Compound (the “Portola Manufacturing Know-How”) solely for Dermavant and/or its contract manufacturer to manufacture or have manufactured the Licensed Compound.

(b) During the Manufacturing Transfer Period, upon Dermavant’s request, Portola shall make available to Dermavant, its Affiliates or contract manufacturers a reasonable number of appropriately trained personnel to provide, on a mutually convenient timetable, technical assistance (both on site and otherwise) in the transfer and demonstration of the Portola Manufacturing Know-How that is necessary to manufacture Licensed Compound. After the Manufacturing Transfer Period, if [***], Portola will in good faith endeavor to provide additional technical assistance in the transfer of Portola Manufacturing Know-How to Dermavant, it being acknowledged that once the Manufacturing Transfer Period has ended, Portola’s resources in providing such transfer of Portola Manufacturing Know-How may be limited.

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(c) Promptly upon commencement of the Manufacturing Transfer Period, [***], Portola shall use Commercially Reasonable Efforts to make introduction between Dermavant and Portola’s contract manufacturer so that Dermavant can engage in discussion and negotiation with such contract manufacturer regarding a direct contractual relationship between Dermavant and such contract manufacturer for the manufacture and supply of the Licensed Compound for use in the Licensed Field in the Territory.

(d) [***]

ARTICLE 7

COMMERCIALIZATION

7.1 General. Subject to the terms and conditions of this Agreement, Dermavant shall be responsible for all aspects of the Commercialization of the Products in the Licensed Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan; (b) manufacturing and supplying the Products for Commercialization in the Licensed Field in the Territory; (c) negotiating with applicable governmental authorities regarding the price and reimbursement status of the Products; (d) marketing and promotion; (e) booking sales and distribution and performance of related services; (f) handling all aspects of order processing, invoicing and collection, inventory and receivables; (g) providing customer support, including handling medical queries, and performing other related functions; and (h) conforming its practices and procedures to applicable laws relating to the marketing, detailing and promotion of the Products in the Licensed Field in the Territory. As between the Parties, Dermavant shall bear all of the costs and expenses incurred in connection with the Commercialization of the Products in the Licensed Field in the Territory. No later than [***] before the anticipated date of first Regulatory Approval of a Product in the Licensed Field, Dermavant shall provide Portola with an outline of its planned Commercialization activities for the Products, including an estimated timeline of such Commercialization activities. Dermavant shall also provide Portola with periodic updates (at least [***]) of its Commercialization plans for the Products.

7.2 Commercial Diligence. Dermavant shall use Commercially Reasonable Efforts to Commercialize each Product in the Licensed Field in each country in which it receives Regulatory Approval.

7.3 Commercialization Reports. Dermavant shall keep Portola reasonably informed of Dermavant’s, its Affiliates’ and sublicensees’ Commercialization activities with respect to the Products in the Licensed Field in the Territory. Without limiting the foregoing, by [***] and [***] of each [***], beginning after initiation of the [***] relating to the Products in the Licensed Field, Dermavant shall provide Portola with a written report summarizing the Commercialization activities with respect to the Products in the Licensed Field in the Territory performed in the preceding [***] Such reports shall be at a level of detail reasonably requested by Portola and sufficient to enable Portola to determine Dermavant’s compliance with its Commercialization obligations under Section 7.2 and may be

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provided as part of the Development report required pursuant to Section 4.5. Dermavant shall promptly respond to Portola’s reasonable questions or requests for additional information relating to the progress and results of its and its Affiliates’ and sublicensees’ Commercialization activities under this Agreement. In addition, at Portola’s reasonable request at any time during the Term, Dermavant and Portola will hold a meeting to discuss the status of the Commercialization activities within a reasonable time after receipt of such request by Dermavant. Such meeting may occur either in person, telephonically, or by video conference at the Parties’ discretion.

ARTICLE 8

FINANCIAL PROVISIONS

8.1 Upfront Payment. Within ten (10) days after the Effective Date, Dermavant shall pay to Portola a one-time, non-refundable and non-creditable upfront payment of eight million seven hundred fifty thousand Dollars ($8,750,000).

8.2 Development and Regulatory Milestone Payment. Dermavant shall promptly (within [***] in any event) provide notice to Portola after the first achievement of each milestone event (whether by or on behalf of Dermavant, its Affiliates or sublicensees) with respect to the Products. Upon receipt of such notice, Portola shall issue an invoice to Dermavant in the amount of the corresponding milestone payment set forth in the table below. Within [***] of receipt of such invoice, Dermavant will pay to Portola the following non-refundable, non-creditable milestone payments:

Milestone Event	Milestone Payment

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[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Total Development and Regulatory Milestone Payments	[***]

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8.3 Commercial Milestones. Dermavant shall promptly (within [***] in any event) provide notice to Portola after the end of the first Calendar Quarter during which the aggregated annual Net Sales of all Products in the Territory first reach the values indicated below. Upon receipt of such notice, Portola shall issue an invoice to Dermavant in the amount of the corresponding commercial milestone payment set forth below. Within [***] of receipt of such invoice, Dermavant will pay to Portola the non-refundable, non-creditable commercial milestone payment set forth below. For clarity, the milestone payments in this Section 8.3 shall be additive such that if multiple milestone events specified below are achieved in the same Calendar Quarter, then the milestone payments for all such milestone events shall be payable within [***] of receipt of the invoice.

Annual Net Sales of all Products in the Territory	Milestone Payments
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[***]	[***]
[***]	[***]
[***]	[***]

8.4 Royalty Payments.

(a) Royalty Rate. Dermavant shall pay to Portola quarterly non-refundable, non-creditable royalty payments equal to [***] of the Net Sales of all Products sold in the Licensed Field in the Territory.

(b) Royalty Term. Dermavant’s obligation to pay royalties pursuant to Section 8.4(a) shall continue on a country-by-country and Product-by-Product basis until the later of: (i) the expiry date of the last-to-expire Valid Claim that covers the composition of matter, method of manufacture or use such Product in such country; (ii) the expiration of all Regulatory Exclusivity for such Product in such country; or (iii) the [***] of the First Commercial Sale of such Product in such country (the “Royalty Term”).

(c) Royalty Reports and Payment. Within [***] after each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of any Product is made anywhere in the Territory, Dermavant shall provide Portola with a report that contains the following information for the applicable Calendar Quarter, on a Product- by-Product and country-by-country basis: (i) the amount of gross sales of the Products, (ii) an itemized calculation of Net Sales in the Territory showing separately each type of deduction provided for in the definition of Net Sales, (iii) a calculation of the royalty payment due on such sales, and (iv) the exchange rate for such country. Concurrent with the delivery of such report, Dermavant will pay to Portola in Dollars all royalties owed with respect to Net Sales for such Calendar Quarter.

8.5 Royalty Adjustments. Except as otherwise set forth in this Agreement, royalties due hereunder are subject to adjustment on a country-by-country and Calendar Quarter-by- Calendar Quarter basis as a result of the events set forth below (such adjustments to be prorated for the then-current Calendar Quarter in which the reduction becomes applicable); provided, however, that the royalties payable under Section 8.4(a) shall not be reduced by more than [***] of the amounts set forth in Section 8.4(a) by any or all reasons of the adjustments set forth below.

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(a) Royalty Adjustment for Third Party License Payments. If Dermavant, its Affiliates or sublicensees, in their reasonable judgment, is required or determines it is reasonably useful to make any payments to a Third Party for a license under any Patent Rights to make, have made, use, offer for sale, sell and/or import Products in the Licensed Field in any country in the Territory, then the amount of royalties payable under Section 8.4(a) shall be reduced by [***] of the amount of such payments to such Third Party on account of the sale of the Products in such country in such Calendar Quarter.

(b) Royalty Adjustment for Non-Patent Products. If a particular Product is made, used, sold, offered for sale or imported entirely in a country or countries in which such manufacture, use and sale would not infringe any Valid Claim within the Portola Patents or Joint Patents, the royalties payable under Section 8.4(a) on the sale of such Product in such country shall be reduced by [***]

(c) Royalty Adjustment for Generic Competition. If there is Generic Competition for a particular Product in a particular country in a particular Calendar Quarter, the royalties payable to Portola on the sales of such Product in such country in such Calendar Quarter shall be reduced by [***] of the royalty rates set forth in Section 8.4(a).

8.6 Sublicense Upfront Sharing. In the event that Dermavant or its Affiliates grant any sublicense to any Third Party under the license granted to it under Section 2.1(a), Dermavant shall pay to Portola [***] of all Upfront Payments received from its sublicensee. For the purpose of this Section 8.6, “Upfront Payment” means all considerations received by Dermavant or its Affiliates in connection with the execution of an agreement granting a sublicense (or an option to obtain a sublicense) to a Third Party under the license granted by Portola to Dermavant under Section 2.1(a). For clarity, such sublicensee shall have no separate payment obligation to [***] by reason of such Upfront Payment.

8.7 Payment to Astellas.

(a) Pass-through Payment. Dermavant and Portola acknowledge and agree that the Licensed Compound is an “Other Syk Compound” under the Astellas Agreement, Portola is required to pay to Astellas a share of the payments received from Dermavant hereunder, and the amounts set forth in Sections 8.1 through 8.6 include such pass-through amount. Upon Portola’s request Dermavant agrees to pay such pass-through amount directly to Astellas with a corresponding deduction to the payment to Portola.

(b) Astellas Milestone Payment. Dermavant and Portola further acknowledge and agree that Section 4.1 of the Astellas Agreement requires Portola to pay to Astellas certain milestone payments for the development and commercialization of the Licensed Compound as an “Other Syk Compound”, which are set forth in the table below (for clarity, the table below is for the Parties’ convenience and in the event of any conflict or inconsistency between the table below and the Astellas Agreement, the Astellas Agreement shall control). If any such milestone is first triggered by Dermavant’s Development and Commercialization of the Products in the Licensed Field before it is triggered by Portola’s development and commercialization of the Product outside of the Licensed Field, then Dermavant shall pay such milestone payment to Astellas pursuant to the Astellas Agreement.

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[***]

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(c) If Dermavant pays any milestone payments to Astellas pursuant to Section 8.7(b), Dermavant may credit the amount of such payment against any future milestone payments due to Portola under this Agreement. [***]

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8.8 Currency; Exchange Rate. All payments to be made by Dermavant to Portola under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Portola. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rates at the closing on the last business day of a Calendar Quarter to which such payment relates as reported in The Wall Street Journal on the following day.

8.9 Late Payments. Late payments shall be subject to an interest charge of [***], or the maximum rate permitted by law, whichever is lower.

8.10 Tax.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of any payments made by Dermavant to Portola under this Agreement. To the extent Dermavant is required to deduct and withhold taxes on any payment to Portola, Dermavant shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, provided that, in the event any deduction or withholding of tax obligation arises or is increased as a result of a change in the tax residency of Dermavant or a change in the bilateral tax treaty between the US and Switzerland or Dermavant’s initiation of any payment from outside Switzerland from a country without a bilateral tax treaty with the US (including through any Affiliates of Dermavant having tax residency outside Switzerland in a country without a bilateral tax treaty with the US) (the “Dermavant Withholding Tax Action”), then the payment by Dermavant shall be increased by the amount necessary to ensure that Portola receives an amount equal to the same amount that it would have received had no Dermavant Withholding Tax Action occurred.

(c) Tax Cooperation. Portola shall provide to Dermavant any tax forms that may be reasonably necessary in order for Dermavant to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Portola shall use reasonable efforts to provide any such tax forms to Dermavant in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable laws, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party responsible for such withholding tax under this Section.

8.11 Financial Records and Audit. Dermavant shall (and shall ensure that its Affiliates and sublicensees will) maintain complete and accurate records in sufficient detail to permit Portola to confirm the accuracy of any royalty payments and other amounts payable under this Agreement and to verify the achievement of milestone events under this Agreement. Upon at least [***] prior notice, such records shall be open for examination, during regular

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business hours, for a period of [***] from the creation of individual records, and not more often than [***], by an independent certified public accountant selected by Portola and reasonably acceptable to Dermavant, for the sole purpose of verifying for Portola the accuracy of the financial reports furnished by Dermavant under this Agreement or of any payments made, or required to be made, by Dermavant to Portola pursuant to this Agreement. The independent certified public accountant shall disclose to Portola only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Portola. Portola shall bear the full cost of such audit unless such audit reveals an underpayment by Dermavant of more than [***] of the amount actually due for the time period being audited, in which case Dermavant shall reimburse Portola for the reasonable costs of such audit. Dermavant shall pay to Portola any underpayment discovered by such audit within [***] after the accountant’s report, plus interest (as set forth in Section 8.9) from the original due date. If the audit reveals an overpayment by Dermavant, then Dermavant may take a credit for such overpayment against any future payments due to Portola.

8.12 Reporting of Portola Financial Information. From and after the Effective Date, upon [***] notice to Portola, in the event that Dermavant is required to produce “carve out” financial statements (historical or pro forma) related to the Products to be included in any securities filing made by Dermavant or any of its Affiliates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation S-X, Portola shall provide such financial information as is required by Dermavant to comply with Rule 3-05 and 11-02 of Regulation S-X or otherwise cooperate with Dermavant or its Affiliates and their respective accountants and auditors by providing access to information, books, and records related to the Products as Dermavant may reasonably request in connection with the preparation of such “carve out” financial statements. Such financial statements shall be derived from Portola’s historical financial statements, and accurately present in all material respects the financial position of the Products as of the dates thereof. Portola hereby consents to the inclusion or incorporation by reference of any financial statements provided to Dermavant under this Section 8.12 in any filing by Dermavant or its Affiliates with the U.S. Securities and Exchange Commission and, upon request therefor of Dermavant, agrees to request that any auditor of Portola that audits any financial statements provided to Dermavant or its Affiliates under this Section 8.12 consent to the inclusion or incorporation by reference of its audit opinion with respect to such financial statements in any filing by Dermavant or its Affiliates with the U.S. Securities and Exchange Commission. Dermavant shall reimburse Portola of costs and expenses incurred by or on account of Portola in connection with its compliance with this Section 8.12. All information of Portola obtained by or on behalf of Dermavant under this Section 8.12 shall be deemed Confidential Information of Portola and subject to Article 10.

ARTICLE 9

INTELLECTUAL PROPERTY RIGHTS

9.1 Ownership of Inventions. Ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party shall solely own any Inventions made solely by its and its Affiliates’ and sublicensees’ employees, agents, or independent contractors. The Parties shall jointly own any

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Inventions that are made jointly by employees, agents, or independent contractors of one Party and its Affiliates or sublicensees together with employees, agents, or independent contractors of the other Party and its Affiliates and sublicensees (“Joint Inventions”). All Patent Rights claiming patentable Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign and otherwise exploit the Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party. In the event that either Party reasonably determines and notifies the other Party that a Patent Right filed by the other Party claiming any Invention is directed solely to its field (i.e., the Licensed Field for Dermavant and Retained Field for Portola), then the Parties shall discuss in good faith the scope of such Patent Right and Invention, and the Parties may agree on the assignment of such Patent Right and Invention to the first Party and the patent strategy for such Patent Right and Invention, provided that such assignment shall not affect any other rights or obligations (including any payment obligations) of the Parties under this Agreement and the Party to whom such Patent Right and Invention are assigned shall prosecute such Patent Right in accordance with the agreed patent strategy and shall not file any Patent Right based on such Invention that is directed to or otherwise covers the assigning Party’s field.

9.2 Disclosure of Inventions. Each Party shall promptly disclose to the other Party all Inventions (including any Joint Inventions), including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Inventions, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

9.3 Patent Prosecution.

(a) Portola Patents. Portola shall have the sole right to prepare, file, prosecute and maintain all Portola Patents related to the Licensed Field [***]. Portola shall provide Dermavant, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Portola Patents related to the Licensed Field at least [***] in advance of intended submission, and shall provide Dermavant with copies of material filings with and communication from patent authorities with respect to Portola Patents. Portola shall reasonably consider incorporating Dermavant’s comments thereto. If Portola decides to cease the prosecution or maintenance of any Portola Patent, it shall notify Dermavant in writing sufficiently in advance so that Dermavant may, at its discretion, assume the responsibility for the prosecution and maintenance of such Portola Patent, [***].

(b) Joint Patents. Dermavant shall have the first right to prepare, file, prosecute and maintain all Joint Patents [***]. Dermavant shall provide Portola, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Patents at least [***] in advance of intended submission, and shall provide Portola with copies of material filings with and communication from patent authorities with respect to Joint Patents. Dermavant shall reasonably consider incorporating Portola’s comments thereto and shall agree to hold a teleconference with Portola, upon Portola’s request, to explain and discuss any comments Dermavant declines to incorporate. If Dermavant decides to cease the prosecution or maintenance of any Joint Patent, it shall notify Portola in writing sufficiently in advance so that Portola may, at its discretion, assume the responsibility for the prosecution and maintenance of such Joint Patent [***].

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(c) Dermavant Patents. Dermavant shall have the first right to prepare, file, prosecute and maintain all Dermavant Patents [***]. Dermavant shall provide Portola, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Dermavant Patents at least [***] in advance of intended submission, and shall provide Portola with copies of material filings with and communication from patent authorities with respect to Dermavant Patents. Dermavant shall reasonably consider incorporating Portola’s comments thereto. If Dermavant decides to cease the prosecution or maintenance of any Dermavant Patent, it shall notify Portola in writing sufficiently in advance so that Portola may, at its discretion, assume the responsibility for the prosecution and maintenance of such Dermavant Patent, [***].

9.4 Patent Enforcement

(a) Each Party will notify the other within [***] of becoming aware of any infringement by a Third Party of any of the Portola Patents, Joint Patents or Dermavant Patents through the making, using or selling of a Product or any Syk or JAK inhibitor in the Licensed Field in the Territory of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of such Patent Rights (collectively “Product Infringement”).

(b) For any Product Infringement in the Licensed Field of a Portola Patent, as between the Parties, Dermavant shall have the first right, but not the obligation, to bring an appropriate suit or other action (an “Action”) to enforce such Portola Patent against such Product Infringement. If Dermavant decides not to bring such an Action, it shall so inform Portola, and Portola shall have the right, but not the obligation, to bring an Action to enforce such Portola Patent against such Product Infringement. Notwithstanding the above, if the claims of such Portola Patent are directed only to the composition of matter of the Licensed Compound, then Dermavant will only assert such Portola Patent with the prior consent of Portola, and Portola will consider such request in good faith. In the event Portola consents to the assertion of such composition of matter claim(s), then Portola shall be the enforcing Party for such claim(s) for the purpose of this Section 9.4(b) and Section 9.4(e).

(c) For any Product Infringement in the Retained Field of a Portola Patent, as between the Parties, Portola shall have the sole right, but not the obligation, to bring an Action to enforce such Portola Patent against such Product Infringement.

(d) For any Product Infringement of a Joint Patent, Dermavant shall have the first right, but not the obligation, to bring an Action to enforce such Joint Patent against such Product Infringement. If Dermavant decides not to bring such an Action, it shall so inform Portola, and Portola shall have the right, but not the obligation, to bring an Action to enforce such Joint Patent against such Product Infringement.

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(e) The enforcing Party of any Product Infringement shall control the enforcement action and keep the other Party reasonably informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts. At the request of the enforcing Party, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. If a Party is required to join in any action, it may choose to retain its own counsel at its own expense. In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Portola Patents, Joint Patents or Dermavant Patents without the prior written consent of the other Party.

(f) The enforcing Party shall be solely responsible for the costs and expenses incurred by the Parties in an Action against Product Infringement. Any recoveries resulting from an Action against Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be shared between the Parties as follows: (i) if Dermavant is the enforcing Party, the Remainder shall be [***]; and (ii) if Portola is the enforcing Party, the Remainder shall be [***].

(g) For any infringement of a Portola Patent or Joint Patent that is not a Product Infringement, Portola shall have the sole right, but not the obligation, to bring an Action to enforce such Portola Patent or Joint Patent against such infringement, [***], and shall [***].

9.5 Patent Licensed To or From Third Parties. Dermavant’s rights under this Article 9 with respect to the prosecution, maintenance and enforcement of any Portola Patent that is in-licensed by Portola from a Third Party (including [***]) shall be subject to the rights of such Third Party to prosecute, maintain and enforce such Patents.

9.6 Patent Marking. Dermavant shall mark all Products in accordance with the applicable mandatory patent marking laws of the country of sale, and shall require all of its Affiliates and sublicensees to do the same.

9.7 Trademarks. Dermavant shall have the right to select trademarks and trade names it determines appropriate for the Products in the Licensed Field, which may vary by country or within a country (“Product Marks”).

9.8 Patent Extensions. The Parties shall cooperate in obtaining patent term restoration (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Portola Patents and/or Joint Patents in any country and/or region where applicable. Portola shall have the right to determine which Portola Patents to extend for the Licensed Compound, with input from Dermavant.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ARTICLE 10

CONFIDENTIALITY; PUBLICATION

10.1 Duty of Confidence. Subject to the other provisions of this Article 10:

(a) all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party and its Affiliates, in the same manner and with the same protection as such recipient Party maintains its own confidential information;

(b) the recipient Party may only use Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) the recipient Party may disclose Confidential Information of the other Party only to: (i) its Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the recipient Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

10.2 Exceptions. The foregoing obligations as to particular Confidential Information of a disclosing Party shall not apply to the extent that the receiving Party can demonstrate that such Confidential Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as shown by contemporaneous written documents of the receiving Party;

(b) is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d) is developed by the receiving Party independently and without use of or reference to any Confidential Information received from the disclosing Party, as shown by contemporaneous written documents of the receiving Party.

10.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a) such disclosure: (i) is reasonably necessary for the filing or prosecuting of Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with Regulatory Filings for Products; (iii) is reasonably necessary for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use similar to those set forth under this Article 10, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

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(b) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided in each such case that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than [***]; or (ii) to actual or potential investors and/or acquirers solely for the purpose of evaluating an actual or potential investment or acquisition, provided in each such case that such actual or potential investors and/or acquirers are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; provided, however, that the term of confidentiality for such actual or potential investors and/or acquirers shall be no less than [***];

(c) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and shall provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing such Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information; and

(d) such disclosure is deemed necessary or advisable by a Party to be disclosed to its Affiliates or sublicensees, agent(s), consultant(s) and/or other Third Parties in furtherance of the Development, manufacture and/or commercialization of the Licensed Compound and/or Products and in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are substantially consistent with those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than [***].

10.4 Publication. Publication strategy shall be managed by Dermavant, and reviewed and commented by Portola, considering Dermavant’s and Portola’s interest in publishing the results of research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, and protecting reasonable business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Sections 10.2 and 10.3, either Party or its Affiliates, or its or their employee(s) or consultant(s) shall deliver to the other Party for review and comment a copy of any proposed publication or presentation that discloses any data, results and other information generated from the Development and Commercialization of the Licensed Compound and Products under this Agreement at least [***] prior to its intended submission for publication. The Party

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seeking publication shall consider in good faith any comments thereto provided by the other Party within such [***] period and shall agree to hold a teleconference with the other Party, upon the other Party’s request, to explain and discuss any comments the Party declines to incorporate. The Party seeking publication shall also comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to [***] in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application. The Party seeking publication shall provide the other Party a copy of the manuscript at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

10.5 Publicity/Use of Names. Subject to the rest of this Section 10.5, no disclosure of the existence, or the terms, of this Agreement may be made by either Party or its Affiliates, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law. Notwithstanding the above, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner of such Party for the Products and may utilize the other Party’s name and logo in conjunction with such disclosure.

(a) A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the SEC (or equivalent foreign agency) to the extent required by law after complying with the procedure set forth in this Section 10.5. In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable SEC regulations. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of the Agreement from the SEC as represented by the redacted version reviewed by the other Party.

(b) Further, each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with applicable laws or regulations) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [***] of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the Development and/or Commercialization of a Product being Developed and/or Commercialized, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed.

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(c) If either Party desires to issue a press release or make a public announcement concerning the material terms of this Agreement or the Development or Commercialization of the Product under this Agreement, such as announcing the commencement of Phase II Clinical Trials and Phase III Clinical Trials for the Product, the publication of data and results in accordance with Section 10.4, the Filing of NDAs for the Product and the achievement of Regulatory Approvals of the Product, such Party shall provide the other Party with the proposed text of such announcement for prior review and approval by such other Party, such approval not to be unreasonably withheld or delayed.

(d) The Parties agree that after a disclosure pursuant to subsection (b) or a press release pursuant to subsection (c) hereof has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures or issue a press release disclosing the same content without having to obtain the other Party’s prior consent and approval.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. Unless earlier terminated as permitted by this Agreement, the term of this Agreement will commence upon the Effective Date and continue in full force and effect, on a Product-by-Product and country-by-country basis, until the expiration of the Royalty Term for such Product in such country (the “Term”). Upon the expiration (but not early termination) of the Term for a particular Product in a particular country, the licenses granted to Dermavant shall continue in effect, as non-exclusive, fully paid-up, royalty-free, transferable, perpetual and irrevocable with respect to such Product in the Licensed Field in such country.

11.2 Termination.

(a) Termination by Dermavant for Convenience. At any time, Dermavant may terminate this Agreement, at its sole discretion and for any reason or no reason, by providing written notice of termination to Portola, which notice includes an effective date of termination at least (i) [***] after the date of the notice if the notice is given before the Regulatory Approval of any Product; or (ii) [***] after the date of the notice if the notice is given after the Regulatory Approval of any Product.

(b) Termination for Cause. If either Party believes that the other is in material breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. For all material breaches other than a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [***] from the receipt of such notice to dispute or cure such breach. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [***] from the receipt of such notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure or dispute that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this

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Agreement on written notice of termination. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the above time periods, the matter will be addressed under the dispute resolution provisions of Section 14.6, and the notifying Party may not terminate this Agreement until it has been determined under Section 14.6 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such material breach within [***] after the conclusion of that dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party).

(c) Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Portola may terminate this Agreement immediately upon written notice to Dermavant if Dermavant or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Portola Patents.

(d) Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

11.3 Effect of Termination for Convenience or for Dermavant Material Breach. Upon termination of this Agreement by Dermavant pursuant to Section 11.2(a) or by Portola pursuant to Section 11.2(b)-(c), the following consequences shall apply and shall be effective as of the effective date of such termination:

(a) Dermavant’s license under Section 2.1(a) shall terminate, and Portola’s license under Section 2.2 shall continue. In addition, Dermavant hereby grants to Portola, effective only upon such termination, [***], under the Dermavant Technology and Dermavant’s interest in the Joint Inventions and Joint Patents, to research, develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize the Licensed Compound and Products in the Licensed Field.

(b) Portola shall be solely responsible for all future Development, manufacture and Commercialization of the Licensed Compound and Product in the Licensed Field, at its sole cost and expense.

(c) Dermavant shall return to Portola or destroy, at Portola’s election, all Confidential Information of Portola, including all copies thereof and all materials, substances and compositions delivered or provided by Portola to Dermavant.

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(d) Dermavant shall [***] to Portola all Regulatory Filings and Regulatory Approvals for the Licensed Compound and Product, and any Dermavant Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to [***]. Dermavant shall use Commercially Reasonable Efforts to [***] for the Licensed Compound and/or Product [***].

(e) Dermavant shall disclose to Portola all Dermavant Know-How and all Joint Inventions to the extent not already known to Portola, which may be necessary or reasonably useful for Portola to continue to Develop, manufacture and Commercialize the Licensed Compound and Product in the Licensed Field. In addition, Dermavant shall, at Portola’s request, provide reasonable technical assistance and transfer all Dermavant Know-How necessary to manufacture the Licensed Compound and Product to Portola or its designee.

(f) If Dermavant is manufacturing the Licensed Compound or Product for commercial sale, Dermavant shall, at Portola’s election, supply Portola with Dermavant’s existing inventory of Licensed Compound or Product that is compliant with applicable laws and specifications [***], ordered pursuant to a single purchase order placed by Portola within [***] after the notice of such termination.

(g) Dermavant shall, at Portola’s request and election, use Commercially Reasonable Efforts to facilitate negotiations between Portola and Dermavant’s Third Party providers of clinical research, manufacturing and/or distribution services.

(h) In the event one or more clinical trials are ongoing or are scheduled to commence within [***] after the effective date of such termination, Dermavant shall, at Portola’s request, supply to Portola an amount of Product associated with such clinical trials not to exceed [***] documented requirements for such Product sufficient for Portola’s use until the end of a [***] period after the effective date of such termination, [***], ordered pursuant to a single purchase order placed by Portola within [***] after the notice of such termination.

(i) if Dermavant, its Affiliates or sublicensees is conducting one or more human clinical trial(s) for the Product at the time of such termination, then, at Portola’s election on a trial-by-trial basis: (A) Dermavant shall fully cooperate with Portola to [***] such human clinical trial(s) as of the effective date of such termination, provided that [***] in connection with the conduct of such clinical trial(s) until the earlier of the completion of such trial and [***] after the effective date of such termination; or (B) Dermavant shall, [***], orderly wind down the conduct of any such human clinical trial(s) which is not assumed by Portola; provided that in each case Dermavant shall [***] in connection with the conduct or wind down of such clinical trial(s) as of the effective date of such termination.

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(j) To the extent that Dermavant is Commercializing any Product under any Product Marks (excluding any such trademarks or trade names that include, in whole or part, any corporate name or logo of Dermavant or a Dermavant Affiliate), Dermavant shall, upon Portola’s request, promptly [***].

11.4 Effect of Termination for Portola Material Breach. Upon termination of this Agreement by Dermavant pursuant to Section 11.2(b), the following consequences shall apply and shall be effective as of the effective date of such termination:

Dermavant will have the right to elect in its notice of termination to either (1) have all rights and licenses granted by Portola hereunder continue, in which case all milestone and royalty payments due under Article 8 will survive [***] shall survive, or (2) have all rights and licenses terminate, in which case Section 11.3 shall apply.

11.5 Termination for Bankruptcy. If this Agreement is terminated by a Party pursuant to Section 11.2(d) due to the rejection of this Agreement by or on behalf of the other Party under Section 365(n) of the US Bankruptcy Code, all licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code and any similar laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 of the US Bankruptcy Code. The Parties agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the US Bankruptcy Code and any similar laws in any other country in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the US Bankruptcy Code and any similar laws in any other country in the Territory, the other Party will be entitled to a complete duplicate of (or complete access to, as Dermavant deems appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it: (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless such Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon written request therefor by the other Party following the rejection of this Agreement by or on behalf of such Party. The foregoing provisions of this Section 11.5 are without prejudice to any rights that a Party may have arising under the US Bankruptcy Code or other applicable law.

11.6 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, [***] shall survive the expiration or termination of this Agreement.

11.7 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

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ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2 Representations and Warranties by Portola. Portola represents and warrants to Dermavant as of the Effective Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Portola Patents or Portola Know-How in a manner that is inconsistent with the exclusive license granted to Dermavant under Section 2.1(a);

(b) to the best of Portola’s knowledge, the development, use, sale and import of Licensed Compound in the manner that is and has been conducted by Portola do not infringe any intellectual property rights owned or possessed by any Third Party and do not breach or infringe any obligation of confidentiality or non-use owed by Portola to a Third Party; and

(c) there are no claims, judgments or settlements against or owed by Portola and to the best of Portola’s knowledge, there are no pending or threatened claims or litigation; in each case relating to the Portola Patents or Portola Know-How.

12.3 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF DERMAVANT OR PORTOLA; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 13

INDEMNIFICATION; LIABILITY

13.1 Indemnification by Portola. Portola shall indemnify and hold Dermavant, its Affiliates and sublicenses, and their respective officers, directors, agents and employees (“Dermavant Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

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(a) any Development, manufacture or Commercialization of the Licensed Compound and/or Products by Portola or any of its Affiliates, sublicensees or subcontractors after the termination of this Agreement under Section 11.2(b); or

(b) the negligence or willful misconduct of any of the Portola Indemnitees; or

(c) the breach of any of the covenants, warranties or representations made by Portola to Dermavant under this Agreement; or

(d) any breach by Portola of its material obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by Dermavant, its Affiliates or sublicensees, or subcontractors of any covenant, representation, warranty or other agreement made by Dermavant in this Agreement or the negligence or willful misconduct of any Dermavant Indemnitee.

13.2 Indemnification by Dermavant. Dermavant shall indemnify and hold Portola, its Affiliates, and their respective officers, directors, agents and employees (“Portola Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the Development, manufacture or Commercialization of the Licensed Compound and/or Products by Dermavant or any of its Affiliates, sublicensees or subcontractors under this Agreement; or

(b) the negligence or willful misconduct of any of the Dermavant Indemnitees; or

(c) the breach of any of the covenants, warranties or representations made by Dermavant to Portola under this Agreement; or

(d) any breach by Dermavant of its material obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by Portola, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by Portola in this Agreement or the negligence or willful misconduct of any Portola Indemnitee.

13.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to

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participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnified Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 13.1 or 13.2 as to any claim, pending resolution of the dispute pursuant to Section 14.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying claim.

13.4 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 13. Nothing in this Agreement shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.5 Special, Indirect and Other Losses. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.5 (Exclusivity) OR ARTICLE 10, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 13.

ARTICLE 14

GENERAL PROVISIONS

14.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party or unavailability of materials related to the manufacture of Products. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

14.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any

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attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. The Patent Rights and Know-How owned or in-licensed by a permitted assignee, or an entity who becomes an Affiliate of a Party during the Term, in each case as existing on the date of closing of the transaction that was the basis for such assignment or resulted in such entity becoming an Affiliate, shall be automatically excluded from the rights licensed to the other Party under this Agreement.

14.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Portola:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue, Suite 22

South San Francisco, CA 94080

[***]

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

[***]

If to Dermavant:

Dermavant Sciences GmbH

c/o Vischer AG

Aeschenvotstadt 4 CH-4010 Basel Switzerland

[***]

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with a copy to:

Dermavant Sciences, Inc.

320 West 37th Street

5th Floor New York, NY 10018

[***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

14.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

14.6 Dispute Resolution

(a) The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. In the event the Parties cannot resolve such dispute, controversy or claim within a period of [***], then the matter shall be referred to designated senior executives of the Parties for resolution. The initial designated senior executives shall be: [***] of Portola. Each Party shall be entitled to name substitute senior executives upon written notice to the other Party.

(b) If, after going through this procedure, the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim (defined in Section 14.6(f) below) shall be finally resolved by binding arbitration administered by [***] pursuant to [***] then in effect (the [***] and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(c) The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by [***]. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

(d) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending

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the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees, and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(e) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(f) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(g) As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (i) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

14.7 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject hereof are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain [***] (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.

14.8 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.9 Independent Contractors. It is expressly agreed that Portola and Dermavant shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Portola nor Dermavant shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

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14.10 Affiliates. Each Party may exercise its rights and perform its obligations under this Agreement by itself or through any of its Affiliates without the prior written consent of the other Party, provided that such Party shall remain responsible for the performance of its Affiliates.

14.11 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

14.12 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.14 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day in the United States or Switzerland then such notice or other action or omission shall be deemed to require to be taken on the next occurring business day.

14.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives.

DERMAVANT SCIENCES GMBH	PORTOLA PHARMACEUTICALS, INC.

By: [***]	By: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

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LIST OF EXHIBITS

Exhibit A:	Chemical Structure of Cerdulatinib and Backup Compounds

Exhibit B:	Portola Patents Existing as of the Effective Date

Exhibit C:	Combined Syk/JAK Inhibitor Criteria

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Exhibit A

Chemical Structure of Cerdulatinib

[***]

Chemical Structures of Backup Compounds

[***]

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Exhibit B

Portola Patents Existing as of the Effective Date

[***]

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Exhibit C

Combined Syk/JAK Inhibitor Criteria

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.